John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

December 14, 2017

To the Trustees of John Hancock Funds 601 Congress Street Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, Appendix F and Appendix G hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix H, Appendix I and Appendix J hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock ESG Core Bond Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST
John Hancock Multifactor Consumer Discretionary ETF
John Hancock Multifactor Consumer Staples ETF
John Hancock Multifactor Developed International ETF
John Hancock Multifactor Energy ETF
John Hancock Multifactor Financials ETF
John Hancock Multifactor Healthcare ETF
John Hancock Multifactor Industrials ETF
John Hancock Multifactor Large Cap ETF
John Hancock Multifactor Materials ETF
John Hancock Multifactor Mid Cap ETF
John Hancock Multifactor Small Cap ETF
John Hancock Multifactor Technology ETF
John Hancock Multifactor Utilities ETF

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Diversified Real Assets Fund
John Hancock Emerging Markets Equity Fund
John Hancock Enduring Assets Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Focused Strategies Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund

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JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

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APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

	Limit on Fund Level	Expiration Date of
Fund	Expenses	Expense Limit
Disciplined Value International Fund	0.88%	2/28/2019
ESG All Cap Core Fund	0.81%	2/28/2019[1]
ESG International Equity Fund	0.91%	2/28/2019[1]
ESG Large Cap Core Fund	0.81%	2/28/2019[1]
Global Focused Strategies Fund	1.62%	2/28/2019[1]
ESG Core Bond Fund	0.50%	9/30/2018
Global Conservative Absolute Return Fund	0.78%	9/30/2018
Investment Grade Bond Fund	0.42%	9/30/2018
____________________

1 At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for ESG All Cap Core Fund (0.81%), ESG International Equity Fund (0.91%), ESG Large Cap Core Fund (0.81%), and Global Focused Strategies Fund (1.62%) with an expiration date of February 28, 2019, each effective upon the current expiration date of February 28, 2018.

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APPENDIX C

Fund Level Contractual Limitation on Total Operating Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

	Limit on Fund Level	Expiration Date of
Fund	Expenses	Expense Limit
John Hancock Multifactor Large Cap ETF	0.35%	8/31/2018
John Hancock Multifactor Mid Cap ETF	0.45%	8/31/2018
John Hancock Multifactor Consumer	0.50%	8/31/2018
Discretionary ETF
John Hancock Multifactor Consumer	0.50%	8/31/2018
Staples ETF
John Hancock Multifactor Developed	0.45%	8/31/2018
International ETF
John Hancock Multifactor Energy ETF	0.50%	8/31/2018
John Hancock Multifactor Financials ETF	0.50%	8/31/2018
John Hancock Multifactor Healthcare ETF	0.50%	8/31/2018
John Hancock Multifactor Industrials ETF	0.50%	8/31/2018
John Hancock Multifactor Materials ETF	0.50%	8/31/2018
John Hancock Multifactor Small Cap ETF	0.50%	8/31/2019
John Hancock Multifactor Technology ETF	0.50%	8/31/2018
John Hancock Multifactor Utilities ETF	0.50%	8/31/2018

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APPENDIX D

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

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												Expiration
												Date of
	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class	Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	T	Limit
Disciplined	N/A	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	0.88%	N/A	2/28/2019
Value
International
Fund
Emerging	1.50%	N/A	2.20%	1.25%	N/A	1.60%	N/A	1.35%	N/A	N/A	1.45%	2/28/2018 for
Markets												Class I and
Equity Fund												Class T

												2/28/2019 for
												Class A, Class
												C, Class R2
												and Class R4[1]
Fundamental	N/A	1.82%	1.82%	0.78%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2019[2]
Large Cap
Core Fund

Greater China	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2019[3]
Opportunities
Fund
Global	1.14%	N/A	1.89%	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	1.09%	9/30/2018
Conservative
Absolute
Return Fund
Government	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.98%	9/30/2018
Income Fund
High Yield	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2018
Fund
____________________

1 At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved the renewal of the class level contractual total operating expense limitation for Class A (1.50%), Class C (2.20%), Class R2 (1.60%) and Class R4 (1.35%) shares of Emerging Markets Equity Fund with an expiration date of February 28, 2019, each effective upon the current expiration date of February 28, 2018.

2 At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved the renewal of the class level contractual total operating expense limitation for Class B (1.82%), Class C (1.82%) and Class I (0.78%) shares of Fundamental Large Cap Core Fund with an expiration date of February 28, 2019, each effective upon the current expiration date of February 28, 2018.

3 At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved the renewal of the class level contractual total operating expense limitation for Class I (1.34%) shares of Greater China Opportunities Fund with an expiration date of February 28, 2019, effective upon the current expiration date of February 28, 2018.

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APPENDIX E

Class Specific Contractual Expense Limitations

For purposes of this Appendix:

Except as noted, the Adviser contractually agrees to waive and/or reimburse all class-specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees and other class-specific expenses, as applicable (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

		Expiration Date of
Fund	Class R6	Expense Limit
ESG All Cap Core Fund	0.00%	2/28/2018
ESG Large Cap Core Fund	0.00%	2/28/2018
Global Focused Strategies Fund	0.00%	2/28/2018

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APPENDIX F

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

	Limit on Other	Expiration Date of
Fund	Expenses	Expense Limit
Greater China Opportunities Fund	0.30%	February 28, 2019[1]
Value Equity Fund	0.04%	February 28, 2019[1]

APPENDIX G

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Value Equity Fund’s management fee to a maximum annual rate of 0.66% of the Fund’s average daily net assets. The limitation will continue until at least February 28, 2019.*

* At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to February 28, 2019) of the management fee limitation, effective upon the current expiration date of February 28, 2019.

____________________

1 At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on other expenses for Greater China Opportunities Fund (0.30%) and Value Equity Fund (0.04%) to February 28, 2019, each effective upon the current expiration date of February 28, 2018.

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The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2018.*

* At the December 6-8, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2018) of the management fee limitation, effective upon the current expiration date of September 30, 2017.

The Adviser agrees to reduce John Hancock Enduring Assets Fund’s management fee by an annual rate of 0.20% of the Fund’s average daily net assets. The reduction will continue until at least February 28, 2018.*

* At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the advisory fee waiver (0.20%) for John Hancock Enduring Assets Fund with an expiration date of February 28, 2018, effective July 1, 2016.

The Adviser agrees to reduce John Hancock Diversified Real Assets Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2019.*

* At the December 12-14, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the advisory fee waiver (0.05%) for John Hancock Diversified Real Assets Fund with an expiration date of July 31, 2019, effective as of the commencement of operations of John Hancock Diversified Real Assets Fund.

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APPENDIX H

Class Level Voluntary Total Operating Expense Limitations*

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Classes
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I

Fund Level Voluntary Limit on Other Expenses*

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) investment management fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Limit on Other
Fund	Expenses
Balanced Fund	0.20%
Classic Value Fund	0.20%
Emerging Markets Equity Fund	0.25%
Enduring Assets Fund	0.25%
Financial Industries Fund	0.20%
Fundamental Large Cap Core Fund	0.20%
Regional Bank Fund	0.20%
Seaport Fund	0.20%
Small Cap Core Fund	0.20%
U.S. Global Leaders Growth Fund	0.20%
Bond Fund	0.15%
California Tax-Free Income Fund	0.15%
Global Short Duration Credit Fund	0.15%
Government Income Fund	0.15%
High Yield Fund	0.15%
High Yield Municipal Bond Fund	0.15%
Income Fund	0.15%
Tax-Free Bond Fund	0.15%
Money Market Fund	0.15%

*       These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX J

Voluntary Money Market Fund Expense Limitation Agreement

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust

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